Exhibit 99.1

Bidz.com Responds to Class Action Lawsuit

•                  Bidz.com Believes Plaintiffs’ Legal Claims Are Entirely without Merit and Intends to Defend the Action Vigorously

CULVER CITY, Calif., May 11, 2009 — Bidz.com (NASDAQ: BIDZ), a leading online retailer of jewelry, will defend aggressively a lawsuit filed by Ramon Gomez in the United States District Court, Central District of California, against Bidz.com and its Chairman and Chief Executive Officer, David Zinberg. The complaint was filed as a purported class action on behalf of all purchasers of the common stock of Bidz.com between August 13, 2007 to November 26, 2007.

The plaintiff’s allegations are solely based on a report published by Citron Research on November 26, 2007. After issuing the report, Citron Research, previously known as StockLemon.com, publicly acknowledged that it held a short position in the common stock of Bidz.com, Inc. The Company has publicly refuted all the claims made in the report.

The Complaint is another in a series of allegations against Bidz.com in the aftermath of the Citron Report, including complaints made to the Securities and Exchange Commission and the Federal Trade Commission. Bidz.com has previously disclosed the investigation by the Securities and Exchange Commission and has recently received a Civil Investigative Demand for information from the Federal Trade Commission relating to email marketing practices. Bidz.com is cooperating and responding to these investigations.

Bidz.com believes the plaintiffs’ claims are entirely without merit and intends to defend the action vigorously.

About Bidz.com

Bidz.com, founded in 1998, is a leading online retailer of jewelry. Bidz offers its products through a live auction format as well as a fixed price online retail store, Buyz.com. Bidz.com’s auctions are also available in Arabic, German and Spanish. To learn more about Bidz.com visit its website at www.bidz.com.

Safe Harbor Statement

This press release includes forward-looking statements about the Company’s estimated revenue and earnings within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts contained in this release, including statements regarding the Company’s future financial position, business strategy and plans and objectives of management for future operations, are forward-looking statements. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” and similar expressions, as they relate to the Company, are intended to identify forward-looking statements. We have based these forward-looking statements largely on current expectations and projections about future events and financial trends that we believe may affect the Company’s financial condition, results of operations, business strategy and financial needs. Risks and uncertainties include that our common stock is subject to short selling and trading, and prices of our stock may be volatile; that we are subject to “prank” bidding; that we may face increasing costs to acquire new customers; the ability of the Company to attract customers to its website and offer attractive products; the ability to maintain profit levels while expanding international sales; the ability to detect fraud if we fail to maintain an effective system of internal controls; the ability to maintain our website, electronic data processing systems, and systems hardware; the ability to forecast accurately net revenue and plan for expenses; that we do not have a guaranteed supply of jewelry products and that we have a heavy concentration of inventory purchase from our top two suppliers; the ability to protect our intellectual property rights; and potential litigation and government enforcement actions that may result from our prior securities offerings. Please refer to Bidz.com’s reports and filings with the Securities and Exchange Commission for a further discussion of these risks and uncertainties. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date they are made. Bidz.com undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date they were made or to reflect the occurrence of unanticipated events.

SOURCE: Bidz.com

IR Contact:
Addo Communications, Inc.
Andrew Greenebaum, 310-829-5400
andrewg@addocommunications.com